Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in this Form S-8 Registration Statement of Emvelco Corp. of our report dated April 10, 2008, relating to the financial statements of Emvelco Corp. as of and for the years ended December 30, 2007 and 2006, which is incorporated by reference into such Form S-8.

ROBISON, HILL & CO.
Salt Lake City, Utah

Dated: August 18, 2008